                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                         The Dow Chemical Company

Address of Joint Filer:                      2030 Dow Center, Midland, Michigan
                                             48674

Relationship of Joint Filer to Issuer:       10% Owner

Issuer Name and Ticker or Trading Symbol:    AgroFresh Solutions, Inc. [AGFS]

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):                            12/01/2017

Designated Filer:                            DowDuPont Inc.